Exhibit 10.2

PURDUE TECHNOLOGY CENTER

3000 Kent Avenue

West Lafayette, Indiana  47906

SECOND AMENDMENT AND

EXTENSION OF LEASE

THIS SECOND AMENDMENT AND EXTENSION OF LEASE is made this 14th day of June, 2018 by and between PURDUE RESEARCH FOUNDATION (“Landlord”), an Indiana corporation (formed and existing under the Indiana Foundation or Holding Companies Act, Acts of 1921, ch. 246), and ENDOCYTE (“Tenant”).  Landlord and Tenant have previously entered into a lease (the “Lease”) dated December 8, 2015,  Extension of Lease dated December 1, 2016 and First Amendment of Lease dated November 10, 2017 for Units A1-100, A1-200, B1-100A, B1-400, B1-500, A2-100, A2-300, B2-300, B2-500, B2-603, B2-700 AND B2-900 at the Purdue Technology Center, located at 3000 Kent Avenue, West Lafayette, IN.

WHEREAS, the parties wish to amend provisions of the agreement;

NOW THEREFORE, IN CONSIDERATION OF the mutual promises and covenants herein, it is agreed between the parties hereto as follows:

1.	The Description of the Leased Premises shall read as follows:

20,871 square feet in Suites A1-100, A1-200, B1-100A, B1-400, B1-500, A2-100, A2-300, B2-603, B2-700 and B2-900 (the “Leased Property”) located in the PURDUE TECHNOLOGY CENTER at 3000 Kent Avenue, West Lafayette, Indiana (the “Building”) in the PURDUE RESEARCH PARK (the “Park”). The Leased Property is more particularly shown on EXHIBIT A, attached to this Amendment and made a part of the Lease by this reference.

2.

The Monthly Rent Installment shall be $43,607.93 ($18.79 x 12,943 square feet / 12 months for office space and $35.33 x 7,928 square feet / 12 months for lab space) and shall remain in effect during the Extension Period unless otherwise altered under the provisions of Section 4 of the Lease.

3.	The Lease Term provided under this Lease is hereby extended for a period of Six (6) months, commencing July 1, 2018 and expiring December 31, 2018 (the “Extension Period”).

4.

It is understood by both parties that at the next lease renewal (January 1, 2019) the square footage will be adjusted to the full load factor as per the Lease Change of Square Footage memo dated October 30, 2017 (see copy attached).

It is further agreed that all other terms and conditions of the Lease are hereby affirmed and shall remain in full force and effect during the Extension Period.

WITNESS the signatures and seals of the above parties as of the day and year first above written.

LANDLORD:	PURDUE RESEARCH FOUNDATION
an Indiana corporation (formed and existing under the Indiana Foundation or Holding Companies Act, Acts of 1921, ch. 246)

	By:	/s/ David L Hodde
David L. Hodde
Assistant Vice President
Director of Real Estate

Page 2:

Second Amendment and Extension of Lease

ENDOCYTE

ATTEST:

By:	/s/ Paul Moses
Paul Moses
Director of Business and Economic Development

TENANT:	ENDOCYTE

	By:	/s/ Mike Sherman
Mike Sherman
CEO

EXHIBIT A

LEASED PREMISES

Unit A1-200	Office Space	9,131 square feet
Unit B1-100A	Office Space	1,715 square feet
Unit B1-400	Office Space	(included in A1-200)
Unit A2-101	Office Space	253 square feet
Unit A2-104	Office Space	216 square feet
Unit A2-105	Office Space	161 square feet
Unit A2-108	Office Space	215 square feet
Unit A2-301	Office Space	325 square feet
Unit A2-304	Office Space	216 square feet
Unit A2-305	Office Space	161 square feet
Unit B2-603	Office Space	253 square feet
Unit B2-700	Office Space	148 square feet
Unit B2-900	Office Space	149 square feet

Total Office Space	12,943 square feet

Unit A1-200	Lab Space	4,069 square feet
Unit B1-500	Lab Space	690 square feet
Unit A2-102	Lab Space	367 square feet
Unit A2-103	Lab Space	325 square feet
Unit A2-106	Lab Space	495 square feet
Unit A2-107	Lab Space	477 square feet
Unit A2-302	Lab Space	339 square feet
Unit A2-303	Lab Space	409 square feet
Unit B2-700	Lab Space	378 square feet
Unit B2-900	Lab Space	379 square feet

Total Lab Space	7,928 square feet